Exhibit 99.4
PRESS RELEASE
FOR IMMEDIATE RELEASE

Veritex Holdings, Inc. Partners with Thrive Mortgage

Dallas, TX – April 27, 2021 – Veritex Holdings, Inc. (Nasdaq: VBTX) (“Veritex” or the “Company”), the parent holding company for Veritex Community Bank (the “Bank”), today announced the execution by the Bank of a definitive agreement pursuant to which the Bank will acquire a 49% interest in Thrive Mortgage, LLC (“Thrive”) for $53.9 million in cash. Upon completion of the investment, the Company will obtain the right to designate a member to Thrive’s board of directors. The investment, which is expected to close in the middle of 2021, is subject to receipt of required regulatory approvals and other customary closing conditions.

Thrive, headquartered in Georgetown, Texas, is a family-owned business led by Roy Jones, Chairman and Chief Executive Officer, along with an experienced management team with on average 10+ years of tenure with Thrive. Thrive is an industry leader in transforming the home financing process into a customer centered digital experience and is the first company in Texas to close a fully electronic note with a remote notary. Thrive’s markets include, among others, Texas, Ohio, Colorado, Kentucky, North Carolina, Kansas, Virginia, Florida, Maryland and Indiana.

Veritex Chairman and Chief Executive Officer C. Malcolm Holland stated, “I couldn’t be more excited about our partnership with Thrive. The breadth of management and experience, coupled with an industry leader in cutting-edge technology, provides a powerful earnings investment to drive consistent shareholder return and mitigates business cycle volatility to our commercial-focused portfolio.”

Roy Jones, Chairman and Chief Executive Officer of Thrive, said, “We are proud to further our relationship with a valued business partner of over 7 years. With a similar culture and alignment of values, Veritex has helped Thrive grow by understanding our business and assisting Thrive with tailored financing, including construction warehouse lending. This expanded partnership, while retaining our nimble operating practices, will allow us to better serve our customers and employees with unequaled products and positions the company for a strong decade of growth.”

Veritex’s investment in Thrive is anticipated to increase fee income with a counter cyclical business to our asset sensitive balance sheet. The investment is also anticipated to leverage excess liquidity and capital while preserving bandwidth for other Veritex strategic core growth and/or acquisitive opportunities.

Stephens Inc. is serving as Veritex’s financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel to Veritex.

About Veritex Holdings, Inc.
Headquartered in Dallas, Texas, Veritex is a bank holding company that conducts banking activities through its wholly-owned subsidiary, Veritex Community Bank, with locations throughout the Dallas-Fort Worth metroplex and in the Houston metropolitan area. Veritex Community Bank is a Texas state chartered bank regulated by the Texas Department of Banking and the Board of Governors of the Federal Reserve System. For more information, visit www.veritexbank.com.
Forward Looking Statement

Exhibit 99.4
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including regarding the proposed investment in Thrive by Veritex and Veritex’s expectations regarding building shareholder value, as well as others that may be identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. Forward-looking statements involve and are subject to numerous assumptions, risks and uncertainties, many of which are outside of Veritex’s control, which may change over time. There can be no assurance that Veritex’s proposed investment in Thrive will be completed or the timing thereof. Such factors include, but are not limited to, the occurrence of any event, development, change or circumstance that could give rise to the termination of the definitive agreement with Thrive and the inability to complete the proposed investment due to the failure to satisfy the conditions to the closing of the proposed investment, including that a regulatory authority may prohibit, delay or refuse to grant approval for the consummation of the proposed investment. Veritex’s management cautions that the foregoing list of factors is not exhaustive. Forward-looking statements speak only as of the date they are made and, unless legally required, Veritex assumes no duty or obligation to update, supplement or revise any forward-looking statements, whether as a result of new information, future developments or otherwise. Veritex’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent statements and reports filed with the Securities and Exchange Commission (“SEC”), including in our reports on Forms 10-K, 10-Q, and 8-K. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.
Source: Veritex Holdings, Inc.
Investor Relations:
972-349-6132
investorrelations@veritexbank.com